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                                                                      EXHIBIT 99




                                  CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of eSpeed, Inc., a Delaware corporation (the "Company"), that, to his knowledge, the Annual Report for the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the "Plan") on Form 11-K for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the assets available for benefits and changes in assets available for benefits of the Plan. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Howard W. Lutnick                      /s/ Jeffrey M. Chertoff
------------------------------------       ------------------------------------
Name: Howard W. Lutnick                    Name: Jeffrey M. Chertoff
Title: Chairman of the Board,              Title: Senior Vice President and
Chief Executive Officer and President      Chief Financial Officer
Date: June 27, 2003                        Date: June 27, 2003